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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report included in the Annual Report of CRIIMI MAE Inc. on Form 10-K for the year ended December 31, 1994, as amended on Form 10-K/A on March 27, 1995 and April 11, 1995, and to all references to our Firm included in or made a part of this registration statement.

                                     Arthur Andersen LLP

Washington, D.C.
February 1, 1996